EXHIBIT 99.2

IN THE COURT OF COMMON PLEAS
OF LACKAWANNA COUNTY

LORI GRAY,
derivatively on behalf of
FIRST NATIONAL COMMUNITY
BANCORP.	CIVIL ACTION – LAW

Plaintiff,

vs.

LOUIS A. DENAPLES, et al.,

Defendants,	2012-CIV-3228

FIRST NATIONAL COMMUNITY
BANCORP, INC.

Nominal Defendant.

NOTICE OF PROPOSED SETTLEMENT OF FIRST NATIONAL COMMUNITY BANCORP, INC. SHAREHOLDER DERIVATIVE LITIGATION, SETTLEMENT HEARING AND RIGHT TO APPEAR

TO:	ALL HOLDERS OF FIRST NATIONAL COMMUNITY BANCORP, INC. (“FNCB”) COMMON STOCK AS OF [INSERT DATE PRELIMINARY APPROVAL ORDER ENTERED] WHO CONTINUE TO HOLD SUCH SHARES AS OF [INSERT DATE OF SETTLEMENT HEARING] (“FNCB SHAREHOLDERS”)

PLEASE TAKE NOTICE that the Settling Parties1 have reached a proposed Settlement to resolve certain of the claims asserted on behalf of FNCB in the Derivative Litigation and Pending and Threatened Litigation (including claims contemplated by FNCB shareholder Frank Lombardo) as against the Released Parties. The claims being released are referred to in the Stipulation (and here) as the “Released Claims.”

1 The words that appear in italics bear the meanings attributed to them in the Stipulation of Settlement, a copy of which can be obtained as indicated in this Notice.

-1- EXHIBIT “D”

PLEASE BE FURTHER ADVISED that pursuant to an Order of the Court, a Settlement Hearing will be held before The Honorable John B. Leete, at _____, on __________2014, at the Court of Common Pleas of Lackawanna County, 200 North Washington Avenue, Scranton, Pennsylvania, to finally determine whether (a) the terms and conditions of the Settlement provided for in the Stipulation are fair, reasonable, and adequate and in the best interests of FNCB and the FNCB Shareholders; (b) the Judgment as provided for in the Stipulation should be entered; and (c) the request of Plaintiffs’ Counsel for an award of $2,500,000 in attorneys’ fees and reimbursement of expenses should be granted.

The proposed Settlement provides that $5,000,000 (the “Settlement Sum”) is to be paid by or on behalf of the Individual Defendants to FNCB, subject to the terms and conditions of the Stipulation. It also requires FNCB and its Board of Directors to implement certain corporate governance improvements as more fully set forth in the Stipulation. In addition, the Stipulation provides that payment of the Settlement Sum shall not constitute a waiver of any rights, including indemnification rights, the Individual Defendants and the Additional Directors have against FNCB and/or First National Community Bank, its wholly-owned subsidiary, pursuant to the Company’s by-laws, various Board resolutions, and state law. You may obtain detailed information about the terms of the proposed Settlement, including the Complaint, the Stipulation, the Preliminary Approval Order, the Fee Petition (as defined below) and other documents, as well as all papers to be submitted in connection with the final approval process, on FNCB’s website at www.fncb.com/investorrelations, or by contacting Plaintiffs’ Counsel at the address or e-mail address below.

Plaintiffs’ Counsel intend to apply to the Court for an award of attorneys’ fees and expenses (the “Fee Petition”) in an amount not to exceed $2,500,000, which amount the Settling Defendants have agreed not to oppose, following mediation between Plaintiffs’ Counsel and counsel for the Individual Defendants before the Hon. Edward N. Cahn, retired Chief Judge of the United States District Court for the Eastern District of Pennsylvania. The amount being sought is based in part on the amount of cash recovered for FNCB and the value of the corporate governance enhancements and procedures provided for in the Stipulation. Any attorneys’ fees and expenses awarded by the Court will be paid exclusively by FNCB.

-2- EXHIBIT “D”

If you are an FNCB Shareholder, you may have certain rights in connection with the proposed Settlement, including the right to object to any aspect of the Settlement. Every objection must be in writing and contain: (i) your name, address and telephone number; (ii) the number of shares of FNCB stock you currently hold, together with documentary evidence, such as your most recent brokerage account statement, showing such share ownership; and (iii) a detailed statement of your objections to any matter before the Court and all grounds therefor, including any supporting documents to be considered by the Court. If you do not submit written objections TO BE RECEIVED NO LATER THAN [INSERT DATE TWO WEEKS BEFORE SETTLEMENT HEARING], you shall not be entitled to contest the proposed Settlement or Fee Petition unless otherwise ordered by the Court for good cause shown. All such objections should be filed with the Prothonotary, Court of Common Pleas, Lackawanna County, 200 North Washington Avenue Scranton, PA. 18503, and copies of all papers must also be sent via first-class mail or e-mail to the following counsel in the case:

Plaintiffs’ Lead Counsel:

Joseph R. Solfanelli
Of Counsel
O’Malley & Langan, P.C.
201 Franklin Ave.
Scranton, PA 18503
E-mail: joe@solfanelli.com

Counsel for Individual Defendants,
For Purposes of this Notice:

Patrick J. O’Connor
Paul K. Leary
Cozen O’Connor
1900 Market Street
Philadelphia, PA 19103
E-Mail: poconnor@cozen.com
E-Mail: PLeary@cozen.com

-3- EXHIBIT “D”

If you do not take steps to appear in this action or to object to the proposed Settlement and/or Fee Petition in accordance with the procedures and within the time frames set out above (or if you make objections and those objections are rejected by the Court and the Court’s action is upheld on appeal), you will be bound by the Judgment entered in the case by the Court, you will forever be barred from raising any (further) objection to the Settlement in this or any other action or proceeding, and certain claims that you might have may be released.

PLEASE DO NOT TELEPHONE THE COURT OR FNCB REGARDING THIS NOTICE.

-4- EXHIBIT “D”